EXHIBIT 15.1
[Maples and Calder letterhead]

Our ref	RDS/302248/14162659v1
Direct tel	+852 2971 3046
Email	richard.spooner@maplesandcalder.com
Ctrip.com International, Ltd.
No. 99 Fu Quan Road
Shanghai 200335, People’s Republic of China
May 26, 2009
Dear Sirs,
Re: Ctrip.com International, Ltd. (the “Company”)
We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2008, which will be filed with the Securities and Exchange Commission in the month of May 2009.
Yours faithfully,

/s/ Maples and Calder
Maples and Calder